UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 4, 2012

ARROGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-53018 Commission File Number	20-8057585 (I.R.S. Employer Identification Number)

5777 West Century Blvd., Suite 360B

 Los Angeles, California 90045

 (Address of principal executive offices)

(310) 359-1680

(Issuer’s Telephone Number)

4737 North Ocean Drive, Suite 207

Lauderdale by the Sea, FL 33308

                          SRKP 16, INC.

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws

On September 4, 2012, SRKP 16, Inc., a Delaware corporation (the “Company”) filed a Certificate of Amendment to Certificate of Incorporation (the “Amendment”) with the Delaware office of the Secretary of State.

The Amendment effected the following changes to the Company’s Certificate of Incorporation:

1.

Amending Article I of its Certificate of Incorporation to effect a change of name of the Company to “Arrogene, Inc.”

A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1

The Amendment was approved by a unanimous written consent of the Directors dated March 22, 2012 and, as permitted by the Delaware General Corporation Law, by the Shareholders’ majority written consent also dated as of March 22, 2012.  The Company has filed with the SEC and mailed to all Shareholders an Information Statement on Schedule 14C covering the approval of the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROGENE, INC.

Dated: September 10, 2012		___/s/ Jeff Sperber_______
	By:	Jeff Sperber
	Its:	CFO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment of Certificate of Incorporation